Exhibit 99.1

Virtuix Delivers Omni One to the U.S. Marine Corps

Marine Corps to Evaluate Virtuix’s 360-Degree VR Movement Solution for Warfighter Training and Mission Planning

Expands Virtuix’s Growing Defense Footprint Across U.S. Military Branches

AUSTIN, TEXAS – March 26, 2026 – Virtuix Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality systems, today announced that the United States Marine Corps Training and Education Command (“TECOM”), through Virtuix’s strategic partner KBR, has purchased an Omni One omni-directional treadmill system for experimentation in support of warfighter training and mission planning. The system is scheduled for delivery to the TECOM Integration Lab in Quantico, Virginia, in April 2026.

The deployment marks another milestone in Virtuix’s expanding defense footprint for its Virtual Terrain Walk (“VTW”) system and related technologies, following prior sales to the U.S. Military Academy at West Point, the U.S. Air Force Academy, and Yokota Air Base. Virtuix believes this sale further validates the potential for full-body, omni-directional VR movement to enhance realism and effectiveness of military simulation for applications including operational planning, mission rehearsal, and combat readiness training.

“We are encouraged to see continued traction for full-body VR with Omni One across the defense sector as military organizations look for more immersive and effective training technologies,” said Jan Goetgeluk, CEO of Virtuix. “The Marine Corps deployment highlights our growing momentum across multiple branches of the U.S. military, and further demonstrates the broader defense potential of our technology. We are excited to continue expanding these applications alongside our partners as we pursue larger contracts in the defense space.”

Virtual Terrain Walk is a multi-user system that enables soldiers to “walk the battlefield before they fight on it.” VTW leverages AI-driven 3D reconstruction to rapidly transform real-world environments captured with 360-degree cameras into high-fidelity, photorealistic and navigable 3D worlds. Users can physically walk, run, and crouch in any direction within these geo-specific virtual environments, enabling more effective ground combat mission planning and rehearsal. Watch a demo video of VTW here.

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run in 360 degrees inside video games and other virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR and AI, delivering immersive experiences to users worldwide. For more information, visit virtuix.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Visit Us on Social Media:

LinkedIn
Instagram
Facebook
YouTube
TikTok
X

Company Contact

Lauren Premo
Virtuix Inc.
press@virtuix.com

Investor Relations Contact

Chris Tyson

MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us